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        [RUDEN, McCLOSKY, SMITH, SCHUSTER & RUSSELL, P.A. LETTERHEAD]


                                                     200 EAST BROWARD BOULEVARD
                                                 FORT LAUDERDALE, FLORIDA 33301

                                                           POST OFFICE BOX 1900
                                                 FORT LAUDERDALE, FLORIDA 33302

                                                                  (954) 764-6660
                                                             FAX: (954) 764-4996




                                 EXHIBIT 5.1

                                 May 16, 1997



Oriole Homes Corp.
1690 South Congress Avenue
Suite 200
Delray Beach, Florida 33445


         Re:     Oriole Homes Corp. - Registration Statement on Form S-8

Ladies and Gentlemen:

         We are acting as special counsel to Oriole Homes Corp., a Florida corporation (the "Company"), in connection with the proposed registration by the Company of 420,000 shares (the "Shares") of its Class B Common Stock, par value $.10 per share (the "Class B Common Stock"), pursuant to a Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the "Commission") on May 16, 1997 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Shares are to be issued by the Company to certain employees of the Company and its subsidiaries pursuant to the Oriole Homes Corp. 1994 Stock Option Plan; or to certain nonemployee directors pursuant to the Oriole Homes Corp. 1994 Stock Option Plan for Nonemployee Directors (together, the "Stock Option Plans").

         Subject to the qualifications, assumptions and limitations described herein, we hereby advise you that in our opinion when (i) the Registration Statement becomes effective under the Act, (ii) the Shares are issued in accordance with the terms of the Stock Option Plans, (iii) the recipient provides the full consideration for such Shares as required by the terms of the Stock Option Plans, and (iv) the Shares have been duly executed and delivered on behalf of the Company, the Shares will be validly issued, fully paid and nonassessable.

         We have relied without independent investigation upon an assurance from the Company's Secretary that the number of shares which the Company is authorized to issue in its Articles of Incorporation exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or has otherwise reserved for issuance) for any purposes other than issuance in connection with the options granted under the Stock Option Plans by at least the number of shares which may be issued in connection with the Stock Option Plans, and we have assumed that such condition will remain true at all future times relevant to this opinion. We have assumed that the Company will cause certificates representing the Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the issuance of such shares.
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Oriole Homes Corp.
May 16, 1997
Page 2



We express no opinion regarding any shares reacquired by the Company after initial issuance. Our opinion does not cover any law other than Florida law.

         We do not find it necessary for purpose of this opinion, and accordingly do not purport to cover herein, the application of securities "Blue Sky" laws of the various states to the offer or sale of the Shares.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.


                               Very truly yours,




                                RUDEN, McCLOSKY, SMITH,
                                SCHUSTER & RUSSELL, P.A.